EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Lightstone Value Plus Real Estate Investment Trust, Inc

We hereby consent to the use in this Post Effective Amendment No. 9 to the Registration Statement on Form S-11 (No. 333-117367) of Lightstone Value Plus Real Estate Investment Trust, Inc. of our report dated January 20, 2006, relating to the consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rampell and Rampell, P.A.

Palm Beach, Florida
June 8, 2006